UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54523 (Commission File Number)	27-0777112 (I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On March 30, 2012, through our subsidiary Healthcare Distribution Specialists, LLC, we entered into a Distribution Agreement with Mega Brand Group.  Pursuant to the agreement, in exchange for cash consideration of $40,000, Mega Brand will authorize, place, and manage our Clotamin product in a minimum of 57 Winn-Dixie stores in South Florida.

On April 4, 2012, through our subsidiary Healthcare Distribution Specialists, LLC, we entered into a Marketing and Distribution Agreement with the Asian American Convenience Store Association.  Pursuant to the agreement, the AACSA will place our Clotamin product in a minimum of 1,200 convenience stores, pharmacies, and small grocery stores.  As consideration under the agreement, we have agreed to pay (i) $25,000 upon execution of the agreement, (ii) $25,000 within thirty (30) days, (iii) one million (1,000,000) shares of our restricted common stock, and (iv) warrants to acquire an additional one million (1,000,000) shares of our common stock at $0.30 per share.  The shares and warrants have not been issued at this time.

Section 9 – Financial Statements and Exhibits.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1	Distribution Agreement dated March 30, 2012 with Mega Brand Group

10.2	Marketing and Distribution Agreement dated April 4, 2012 with Asian American Convenience Store Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: April 5, 2012	/s/ Mackie Barch
By: Mackie Barch
Its: President and Chief Executive Officer